EXHIBIT 99.1

BJ's Restaurants, Inc. Holds Annual Meeting of Shareholders

HUNTINGTON BEACH, Calif., June 6, 2013 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) held its annual meeting of shareholders on Tuesday, June 4, 2013. Shareholders re-elected Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, Henry Gomez, John F. Grundhofer, William L. Hyde, Jr., J. Roger King, Lea Anne S. Ottinger and Gregory A. Trojan to the Board of Directors to serve for one-year terms until the next annual meeting. Shareholders also approved the Company's advisory resolution on compensation of named executive officers and ratified the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal 2013. The Board of Directors also reappointed Mr. Deitchle as Chairman of the Board of Directors for the Company.

"We continue to be excited about the growth opportunity for BJ's," commented Greg Trojan, President and CEO. "BJ's positioning as a higher quality, more differentiated casual plus restaurant concept provides us with a strong foundation to take market share in the estimated $100 billion casual dining industry. As of today, we only have 134 restaurants in 15 states and we believe there is room for at least 425 BJ's restaurants throughout the United States. We will continue to execute BJ's national expansion plan at a steady, carefully controlled pace that maximizes the quality of our brand and our business model. At the same time we will continue working on our brand positioning, food quality and uniqueness and our operating productivity and leverage."

BJ's Restaurants, Inc. currently owns and operates 134 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (61), Texas (28), Florida (11), Arizona (6), Nevada (5), Colorado (5), Ohio (3), Oregon (3), Oklahoma (3), Washington (4), Indiana (1), Kansas (1), Kentucky (1), Louisiana (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 61 of our current 134 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400